EXHIBIT 11

                                  SUBSCRIPTION

                  The undersigned ___________________________________,
pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________ shares of the Common Stock of Mid-State Raceway, Inc., covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:_________________________   Signature_____________________

                                  Address_______________________

                               ASSIGNMENT - CAP 3

                  FOR VALUE RECEIVED, ALL CAPITAL, LLC hereby sells, assigns and transfers unto RACEWAY VENTURES, LLC the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ________________________ attorney, to transfer said Warrant on the books of Mid-State Raceway, Inc.

Dated:    MARCH 24, 2004           Signature  /s/ SHAWN SCOTT
          -----------------------           -------------------------------

                    Address 1055 E. TROPICANA AVE., SUITE 700
                        ---------------------------------
                             LAS VEGAS, NEVADA 89119

                               PARTIAL ASSIGNMENT

                  FOR VALUE RECEIVED, _______________________ hereby assigns and transfers unto __________________________ the right to purchase ____________
shares of the Common Stock of Mid-State Raceway, Inc. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ______________________, attorney, to transfer that part of said Warrant on the books of Mid-State Raceway, Inc.

Dated: _______________________    Signature_______________________

                        Address_________________________